Exhibit 99.1

For Further Information: Michael W. McCarthy Director — Investor Relations Office: (978) 262-2459 michael.mccarthy@brooks.com
Press Release
For Immediate Release

November 9, 2007
Brooks Automation Reports Fourth Quarter Revenues and Earnings
Chelmsford, Massachusetts November 9, 2007 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s fourth quarter and fiscal year 2007 ended on September 30, 2007. The results presented and discussed below, unless otherwise noted, relate to continuing operations for Brooks after the completion of the sale of its software division on March 30, 2007. For financial reporting purposes, the software division has been treated as discontinued operations.
Revenues for the fourth quarter of 2007 were $166.5 million, compared to revenues of $186.8 million in the fourth quarter of 2006, a decrease of 10.9%. Revenues decreased $24.0 million, or 12.6% from fiscal 2007 third quarter revenues of $190.5 million.
Bookings for the fiscal fourth quarter of 2007 amounted to $152.6 million, down 10.5%, or $17.9 million, from fiscal 2007 third quarter bookings of $170.5 million.
Income from continuing operations for the fourth quarter of fiscal 2007 on a Generally Accepted Accounting Principles (GAAP) basis equated to a loss of $1.3 million, or $0.02 per share, compared to 2006 fourth quarter GAAP income from continuing operations of $10.8 million, or $0.14 per diluted share, and GAAP income from continuing operations in the third quarter of fiscal 2007 of $22.9 million, or $0.30 per diluted share. Net income for the fourth quarter of fiscal 2007 included $7.5 million, or $0.11 per diluted share relating to charges for the amortization of intangible assets and restructuring.
Revenues for the full fiscal year 2007 were $743.3 million, a 22.4% increase from prior year revenues of $607.5 million. Full year GAAP income from continuing operations was $54.3 million, or $0.73 per diluted share compared to prior year GAAP income from continuing operations of $22.3 million or $0.31 per diluted share. Income from continuing operations for fiscal 2007 included $17.3 million, $0.23 per diluted share in certain charges comprised primarily of amortization of intangible and restructuring charges. Income from continuing operations for fiscal 2006 included $0.40 per share in certain charges and special items which have been previously disclosed.
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Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

Brooks Automation Reports Fourth Quarter Results	page two

Robert J. Lepofsky, Chief Executive Officer commented, “Brooks executed extremely well in fiscal 2007, a year which produced record revenues despite a severely constrained fourth quarter. Under Ed Grady’s leadership over the past five years, Brooks has built an impressive platform for significant future growth.  We begin fiscal year 2008 well positioned as a very strong strategic supplier to our customers.  The differentiated solutions that the highly-talented Brooks teams around the world are delivering today to both OEM and end-user customers are recognized as “Best in Class.”  Looking ahead, our challenge is to translate the incredible potential of the Brooks platform into a source of real growth in shareholder value quarter by quarter in the years ahead.”
In providing guidance for the first quarter of fiscal 2008 ending December 31, 2007, Brooks management expects revenues to be in the range of $155.0 million to $165.0 million. Accordingly, GAAP earnings per share are expected to be in the range of ($0.04) to $0.04.
In addition to the financial results that we have presented which are in accordance with GAAP, the Company has also included financial results that exclude certain charges and special items that are not in accordance with GAAP, including amortization of intangibles and restructuring charges. Management believes the presentation of non-GAAP financial measures, which exclude the cost associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. A detailed reconciliation of the GAAP to non-GAAP financials discussed in this release is provided in the financial tables.
Brooks Automation management will host a public conference call on Friday, November 9, 2007 at 10:00 a.m. ET to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media may participate in the call by dialing (913)312-0720. Participants outside of the United States and Canada can access the call using the same number. It is recommended that participants dial in five minutes prior to the call’s scheduled start time. The call will also be broadcasted live on Brooks’ website at www.brooks.com. Additionally, the call will be archived on this website for convenient on-demand replay until Brooks Automation reports fiscal 2008 first quarter results in mid-February, 2008.
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

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Brooks Automation Reports Fourth Quarter Results	page three

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced offerings in hardware and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks’ products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934.
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, and profit and loss expectations, expected restructuring charges and other charges, our future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor and discrete manufacturing industries, demand for our new and existing products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, our strategy of sourcing from low cost regions, and the outlook of the semiconductor industry. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting, low cost sourcing and expense control measures; intense price competition; disputes concerning intellectual property; expenses associated with legal disputes and litigation; our ability to successfully integrate Synetics’ and Helix’s operations and employees; the risk that the cost savings and any other synergies from the Synetics and Helix acquisitions may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Synetics and Helix acquisitions will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; the potential for the incurrence of material expense and the diversion of management’s attention from other business concerns created by the pending investigations by the Securities and Exchange Commission; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks’ Annual Report on Forms 10-K and 10-K/A, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
07-28
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$166,503	$186,800	$743,258	$607,494
Cost of revenues	126,516	126,739	523,663	420,844

Gross profit	39,987	60,061	219,595	186,650

Gross margin	24.0%	32.2%	29.5%	30.7%

Operating expenses:
Research and development	12,530	13,290	51,715	45,643
Selling, general and administrative	28,939	33,739	120,421	117,221
Restructuring charges	3,657	782	7,108	4,257

	45,126	47,811	179,244	167,121

Operating income (loss) from continuing operations	(5,139)	12,250	40,351	19,529

Interest (income) expense, net	(2,943)	(195)	(11,314)	(4,331)
Gain on investment	—	—	5,110	—
Other (income) expense, net	(419)	(403)	119	(1,192)

Income (loss) from continuing operations before income taxes and minority interests	(1,777)	12,848	56,656	25,052

Income tax provision (benefit)	(442)	1,627	2,287	3,372

Income (loss) from continuing operations before minority interests	(1,335)	11,221	54,369	21,680

Minority interests in (income) loss of consolidated subsidiary	(42)	416	68	(666)

Income (loss) from continuing operations	(1,293)	10,805	54,301	22,346

Income (loss) from discontinued operations, net of income taxes	—	5,311	13,273	3,584
Gain on sale of discontinued operations, net of income taxes	—	—	83,898	—

Income (loss) from discontinued operations, net of income taxes	—	5,311	97,171	3,584

Net income (loss)	$(1,293)	$16,116	$151,472	$25,930

Basic income (loss) per share:
Continuing operations	$(0.02)	$0.15	$0.74	$0.31
Discontinued operations	—	0.07	1.32	0.05

Basic income (loss) per share	$(0.02)	$0.22	$2.06	$0.36

Diluted income (loss) per share:
Continuing operations	$(0.02)	$0.14	$0.73	$0.31
Discontinued operations	—	0.07	1.31	0.05

Diluted income (loss) per share	$(0.02)	$0.22	$2.04	$0.36

Shares used in computing income (loss) per share:
Basic	69,654	74,494	73,492	72,323
Diluted	69,654	74,697	74,074	72,533
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Setpember 30,	September 30,
	2007	2006
ASSETS
Cash, cash equivalents and marketable securities	$248,334	$184,053
Accounts receivable, net	105,904	113,440
Inventories	104,794	99,854
Other current assets	20,489	35,465

Total current assets	479,521	432,812

Property, plant and equipment, net	80,747	76,667
Long-term marketable securities	26,283	7,307
Intangible assets, net	396,266	406,665
Other assets	32,021	69,126

Total assets	$1,014,838	$992,577

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities	$142,797	$180,179
Long-term liabilities	11,799	12,870

Total liabilities	154,596	193,049

Minority interests	463	394

Stockholders’ equity	859,779	799,134

Total liabilities, minority interests and stockholders’ equity	$1,014,838	$992,577

Cash, cash equivalents, short-term and long-term marketable securities
September 30, 2007	$274,617
June 30, 2007	$369,172
March 31, 2007	$320,792
December 31, 2006	$184,100
September 30, 2006	$191,360
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CALCULATION OF PRO FORMA NET INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except per share data)
(unaudited)

	U.S. GAAP	Adjustments	Pro Forma
Revenues	$166,503	$—	$166,503
Cost of revenues	126,516	(2,331) A	124,185

Gross profit	39,987	2,331	42,318

Gross margin	24.0%		25.4%

Operating expenses:
Research and development	12,530		12,530
Selling, general and administrative	28,939	(1,482) B	27,457
Restructuring charges	3,657	(3,657)	—

	45,126	(5,139)	39,987

Operating income (loss) from continuing operations	(5,139)	7,470	2,331

Interest (income) expense, net	(2,943)	—	(2,943)
Gain on investment	—		—
Other (income) expense, net	(419)		(419)

Income (loss) from continuing operations before income taxes and minority interests	(1,777)	7,470	5,693

Income tax provision (benefit)	(442)	—	(442)

Income (loss) from continuing operations before minority interests	(1,335)	7,470	6,135

Minority interests in income of consolidated subsidiary	(42)	—	(42)

Income (loss) from continuing operations	(1,293)	7,470	6,177

Income (loss) from discontinued operations, net of income taxes	—	—	—

Net income (loss)	$(1,293)	$7,470	$6,177

Basic income per share from continuing operations	$(0.02)	$0.11	$0.09
Basic income (loss) per share from discontinued operations	—	—	—

Basic income (loss) per share	$(0.02)	$0.11	$0.09

Diluted income per share from continuing operations	$(0.02)	$0.11	$0.09
Diluted income (loss) per share from discontinued operations	—	—	—

Diluted income (loss) per share	$(0.02)	$0.11	$0.09

Shares used in computing earnings per share
Basic	69,654	69,654	69,654
Diluted	69,654	69,654	70,261

Adjustments:
(A) Amortization of completed technology		-2,331
(B) Amortization of other acquired intangible assets		-1,482
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com

BROOKS AUTOMATION, INC.
CALCULATION OF PRO FORMA NET INCOME
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except per share data)
(unaudited)

	U.S. GAAP	Adjustments	Pro Forma
Revenues	$743,258	$—	$743,258
Cost of revenues	523,663	(9,324) A	514,339

Gross profit	219,595	9,324	228,919

Gross margin	29.5%		30.8%

Operating expenses:
Research and development	51,715		51,715
Selling, general and administrative	120,421	(5,939) B	114,482
Restructuring charges	7,108	(7,108)	—

	179,244	(13,047)	166,197

Operating income from continuing operations	40,351	22,371	62,722

Interest (income) expense, net	(11,314)	—	(11,314)
Gain on investment	5,110	(5,110)	—
Other (income) expense, net	119		119

Income from continuing operations before income taxes and minority interests	56,656	17,261	73,917

Income tax provision	2,287	—	2,287

Income from continuing operations before minority interests	54,369	17,261	71,630

Minority interests in income of consolidated subsidiary	68	—	68

Income from continuing operations	54,301	17,261	71,562

Income (loss) from discontinued operations, net of income taxes	97,171	(97,171)	—

Net income	$151,472	$(79,910)	$71,562

Basic income (loss) per share from continuing operations	$0.74	$0.23	$0.97
Basic income per share from discontinued operations	1.32	(1.32)	—

Basic income per share	$2.06	$(1.09)	$0.97

Diluted income (loss) per share from continuing operations	$0.73	$0.23	$0.97
Diluted income per share from discontinued operations	1.31	(1.31)	—

Diluted income per share	$2.04	$(1.08)	$0.97

Shares used in computing earnings (loss) per share
Basic	73,492	73,492	73,492
Diluted	74,074	74,074	74,074

Adjustments:
(A) Amortization of completed technology		-9,324
(B) Amortization of other acquired intangible assets		-5,939
Brooks Automation, Inc. t 15 Elizabeth Drive t Chelmsford, Massachusetts 01824 t (978)262-2400 t www.brooks.com